AGREEMENT BETWEEN LIENHOLDERS

     THIS AGREEMENT is made this 20th day of June, 1997, by and between Emprise Bank, N.A.(hereinafter "Lender"), having a notice address at 1200 Main, P.0. Box 400, Hays, Kansas 67601-0400, and Colonial Trust Company, Trustee (hereinafter "Trustee"), having a notice address at P.O. Box 33487, Phoenix, Maricopa County, Arizona 85067-3487.

     WHEREAS, Lender has committed to loan and intends to loan to Front Range Assisted Living, L.L.C. of 260 North Rock Road, Suite 260, Wichita, Kansas 67206 (hereinafter "FRAL") the sum of Two Million Dollars ($2,000,000.00) (said loan, together with all extensions, modifications and renewals thereof being hereinafter referred to as the "Construction Loan") to be evidenced by a promissory note executed by FRAL and payable to Lender and secured by, among other things, a first Deed of Trust against the real property of FRAL described on EXHIBIT "A" attached, as well as a security interest in and to the personal property of FRAL described on said EXHIBIT "A" all of such real and personal property to be collateral for the Construction Loan and hereinafter collectively referred to as the "Joint Collateral"; and

     WHEREAS, the purpose of the Construction Loan is to provide interim financing for the construction of an intermediate care facility for senior citizens (the "Project"); and the Construction Loan is to be paid off from the proceeds of a bond offering in the amount of $2,500,000.00 to be made by FRAL through MMR Investment Bankers, Inc. (hereinafter "MMR") pursuant to a Trust Indenture dated June 20, 1997, (the "Trust Indenture") entered into by and between FRAL and Trustee for the benefit of the holders of bonds issued thereunder (the "Bondholders") and

     WHEREAS, the indebtedness evidenced by such bonds (hereinafter the "Bond Indebtedness") is also to be secured with the Joint Collateral and the liens on the Joint Collateral securing the Bond Indebtedness shall also to be a first lien of equal position and on parity with the liens securing the Construction Loan, subject to the terms of that Agreement: and

     WHEREAS, for purposes of this Agreement, (i) the Construction Loan and the Bond Indebtedness are some times referred to individually as a "Loan" and collectively as the "Loans"; and (ii) the term "Loan Documents" shall mean, as the context requires, the note, loan agreement and other loan documents evidencing the Construction Loan, or the bonds, Bond Indenture and other bond documents evidencing the Bond Indebtedness, or both.


                                                        Initials /S/RW
                                                                 /S/JKJ
                                                                 /S/RWB
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Agreement Between Lienholders
Page 2

     NOW, THEREFORE, IN CONSIDERATION of mutual covenants and agreements herein contained Lender and Trustee do hereby agree as follows.

     1. Equity of Liens. FRAL shall execute, acknowledge and deliver, for the benefit of both Lender and Trustee, a single form of Deed of Trust and Security Agreement, and a single form of such other documents encumbering the Joint Collateral as may be required by Lender or Trustee (all of the foregoing being hereinafter referred to collectively as the "Joint Collateral Documents"). The Joint Collateral Documents shall name both Lender and Trustee as lienholder and secured party and shall secure ratably (as further described herein) and on a parity with one another the Construction Loan and the Bond Indebtedness,

     2. Application of Bond Proceeds. The parties agree that the proceeds from the bond offering shall be used to the extent available and subject to the provisions of the Section IV of the Trust Indenture, a copy of which is attached hereto as Exhibit "B", to pay the principal balance and accrued interest of the Construction Loan. On the tenth (10th) day of each calendar month during the term hereof, or on such day as may be mutually agreeable to the parties, Trustee will deliver to Lender, for application to the Construction Loan, all proceeds received from the sale of bonds that are available for the payment of the Construction Loan pursuant to Exhibit "B", until the Construction Loan is paid in full.

     3. Notice of Default; Acceleration. In the event of a default under either the Construction Loan or the Bond Indebtedness, the party holding the Loan in default will give written notice to the other party within ten (10) days after learning of such event of default. If either party elects to accelerate such party's Loan as a result of any default, the party electing to accelerate shall likewise give written notice to the other party of the election prior to taking any action thereon. Each party agrees, to the extent permitted by such party's Loan Documents, to accelerate such party's Loan in the event of acceleration by the other party.

     4. Realization on Collateral, In the event of acceleration of the Construction Loan and theBond Indebtedness, Lender and Trustee shall, to the extent possible under their respective Loan Documents, act in concert to foreclose and realize upon the Joint Collateral. The parties agree to work together in good faith in attempting to make joint decisions regarding such matters as collection attempts, foreclosure, selection of joint counsel
(if the parties determine that joint counsel is appropriate) and maintenance and disposition of the Joint Collateral. In the event the parties are unable to agree, however, Lender shall have the right, in its discretion,
(i) to direct the time, method and place of conducting all

                                                        Initials /S/RW
                                                                 /S/JKJ
                                                                 /S/RWB
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

Agreement Between Lienholders
Page 3

proceedings taken in connection with the enforcement of the terms and conditions of the Joint Collateral Documents; (ii) to determine whether a receiver for the Joint Collateral or any part thereof should be appointed and the identity of any receiver; and (iii) to otherwise make decisions and take action with regard to the maintenance, protection, or disposition of the Joint Collateral; provided that such directions and actions shall be permitted under applicable law and shall be for the ratable benefit of both Lender and Trustee. Without limiting the generality of the foregoing, Lender may, in its discretion, sell or otherwise dispose of the Joint Collateral in its condition at the time of default, or may make such renovations as Lender deems appropriate to prepare the Joint Collateral for sale or disposition. In the event default occurs before completion of construction or equipping of the Project, Lender may, but shall not be required, to complete and equip the Project. In connection with the repair or completion of the Project, Lender may, in its sole discretion advance such funds as may be reasonably necessary to accomplish such repair or completion, and any funds so advanced shall be reimbursed as provided in
Section 5 below. Exercise of the foregoing powers by Lender shall bind the interest of both Lender and Trustee in the Joint Collateral, and Trustee shall from time to time execute and deliver such instructions, conveyances and other documents as Lender may request to further evidence the authority granted to Lender in this Section 4 or to effectuate Lender's exercise of the powers granted in this Section 4, Either party may be a purchaser at any public sale or other disposition of the Joint Collateral, and after consummation of such sale, the purchaser shall hold the Joint Collateral free and clear of any claims of the other party. The non-purchasing party shall be entitled to receive its portion of the proceeds of such sale or other disposition as determined hereinafter.

     5. Fees and Expenses. All legal fees, court costs and related expenses incurred in connection with actions taken under Section 4 pursuant to an agreement of both parties shall be advanced pro rata by Lender and Trustee in the same proportion that the unpaid principal balance of each party's Loan bears to the unpaid principal balance of both Loans. In the event Lender exercises any of the powers granted to Lender in Section 4, above, to direct the actions of the parties with regard to the Joint Collateral, and in the further event Lender advances funds in connection the exercise of such powers, proceeds from the sale or other disposition of the Joint Collateral shall be applied, first, to reimburse Lender for all amounts so advanced, All other fees, cost and expenses shall be advanced by the party incurring such fees, costs and expenses, and all such reasonable fees, costs and expenses shall be added to and deemed a part of the Loan of such party to the extent permitted under such Party's Loan Documents, Nothing contained in this Agreement is intended to constitute a waiver of each party's right to recover all fees and expenses to the extent provided in such party's Loan Documents.

                                                        Initials /S/RW
                                                                 /S/JKJ
                                                                 /S/RWB
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Agreement Between Lienholders
Page 4

     6. Proceeds of Collateral. Any proceeds arising from the disposition of the Joint Collateral during the term of this Agreement shall, after reimbursement of Lender's fees and expenses as provided in Section 5, above, be divided between Lender and Trustee in the proportion that the unpaid principal balance of each party's Loan bears to the total unpaid principal balance of both Loans on the date such proceeds are distributed.
For purposes of calculating such prorations, the principal balance of the Bond Indebtedness shall be reduced by the amount of any reserve or other account held by the Trustee for the benefit of the Bondholders, and the principal balance shall not include fees, charges or expenses incurred as a result of default. Proceeds of Joint Collateral shall include, without limitation, proceeds arising from the sale, condemnation or other disposition of the Joint Collateral and shall include insurance proceeds paid with respect to the Joint Collateral, Any proceeds of Joint Collateral received by either party to the Agreement shall be held in trust for the other to the extent of the other party's interest therein as provided in this Agreement. This Agreement concerns the Joint Collateral and the application of proceeds arising from the disposition of the Joint
Collateral. It is acknowledged that Lender has or may have third party guarantees of all or a portion of the Construction Loan and that the Construction Loan is or may be secured by collateral (the "Emprise
Collateral") other than and in addition to the Joint Collateral, and Trustee shall not be entitled to receive, directly or indirectly, any proceeds of or benefit from the payment of any such guaranty and/or realization on any of the Emprise Collateral which is not jointly held. Accordingly, for the purpose of calculating the interests of Lender and Trustee in the proceeds of Joint Collateral as set forth in the first sentence of this Section 6, the unpaid principal balance of Lender's Construction Loan shall be deemed to be increased by any amount theretofore received by Lender attributable to Emprise Collateral and/or a third party guarantee of the Construction Loan; provided, however, that at such time as Lender has actually received final payment in full of the Construction Loan (including all interest, fees, costs and expenses permitted under the Construction Loan Documents), and such final payment is not subject to risk of refund, the balance, if any, of the proceeds arising from the disposition of the Joint Collateral shall be remitted to the Trustee for the benefit of the Bondholders.

     7.     Representations.

            a. Lender represents and warrants to Trustee that the execution and delivery of this Agreement has been duly authorized by all appropriate corporate action on the part of Lender; that it does not contravene or conflict with any of the documents evidencing the Construction Loan; and that this Agreement constitutes the legal, valid, and binding obligation of Lender, enforceable against Lender in accordance with its terms, subject to applicable bankruptcy and insolvency laws.

                                                        Initials /S/RW
                                                                 /S/JKJ
                                                                 /S/RWB
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Agreement Between Lienholders
Page 5

            b. Trustee represents and warrants to Lender (i) that the execution, delivery and performance of this Agreement by Trustee has been duly authorized by all appropriate corporate action on the part of Trustee;
(ii) that the execution, delivery and performance of this Agreement by Trustee does not contravene, violate or conflict with, and is authorized by the Trust Indenture; (iii) that the Trustee has the power and authority to perform its obligations hereunder without further consent of the Bondholders; and (iv) that this Agreement constitutes the legal, valid and binding obligation of Trustee and is enforceable against the Trustee and against all Bondholders in accordance with its terms, subject to applicable bankruptcy and insolvency laws.

      c. Concurrently with the execution of this Agreement, each party shall deliver to the other party a favorable opinion of its counsel in form and substance reasonably satisfactory to the recipient with regard to the issues addressed in subparagraphs (a) and (b) above.

     8.     Term.  This Agreement shall continue until the earliest to occur of.
(a) payment in full of the Construction Loan and transfer of Lender's interest in the Joint Collateral Documents to Trustee; (b) the sale or other disposition of the Joint Collateral pursuant to the Joint Collateral
Documents, the confirmation of such sale or disposition to the extent required under applicable law, the expiration of any appeal period, and the disbursement of the proceeds from such sale to Lender and Trustee according to the terms hereof; or (c) the mutual written agreement of the parties to terminate this agreement. Each party may, during the term of this Agreement and without notice to the other party, continue to deal with and make advances to FRAL in reliance hereon.

     9. Enforcement, In any action brought to enforce or defend any of the provisions of this agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and expenses from the other party in addition to other relief awarded.

     10. Construction, This agreement does not make either party the employee, agent, partner, fiduciary or legal representative of the other party for any purpose whatsoever. Neither party is granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. Each party acknowledges that it has, independently and without reliance on the other, made its own credit decision with regard to FRAL. Except as expressly provided herein, neither party has any duty or responsibility to the other. Neither Lender nor Trustee nor any of their respective directors, officers, agents or employees shall be liable for any action taken or

                                                        Initials /S/RW
                                                                 /S/JKJ
                                                                 /S/RWB
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Agreement Between Lienholders
Page 6

omitted to be take under or in connection with this Agreement or the Joint Collateral in the absence of its or their own gross negligence or willful misconduct. Nothing contained in this Agreement shall be deemed an amendment of any Loan Document or a waiver of any right or remedy contained in any Loan Document. This Agreement shall be binding upon Leader, Trustee and Bondholders, and shall inure to the benefit of Leader and Trustee and their respective successors and assigns. This Agreement is solely for the benefit of the Lender and Trustee and their respective successors and assigns and no other person or entity shall have any right, benefit or interest under or because of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this instrument effective the date first above written.

     DATED this 20th day of June, 1997.

                                       EMPRISE BANK, N.A.

                                       BY: /S/Randy Walker S.V.P.
                                          ----------------------------------
                                          Randy Walker, Senior Vice
                                          President

                                       COLONIAL TRUST COMPANY, TRUSTEE-

                                       BY: /S/John K Johnson
                                          ----------------------------------
                                          John K. Johnson, President
                          CONSENT

     Front Range Assisted Living, L.L.C. hereby consents to the terms of the foregoing Agreement and consents to any action of Lender or Trustee taken in accordance with the terms thereof.

     Dated this 20th day of June, 1997.

                                       FRONT RANGE ASSISTED LIVING, L.L.C.


                                       BY: /S/Robert A Brooks
                                          ----------------------------------
                                          Robert A. Brooks, Managing Member